Exhibit 10.19

ASSIGNMENT AND AMENDMENT AGREEMENT

THIS ASSIGNMENT AND AMENDMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the 20th day of May, 2009, by and between Falcon Asset Securitization Company LLC (“Assignor”), and JS Siloed Trust (“Assignee” or the “Trust”).

PRELIMINARY STATEMENTS

A.            This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Third Amended and Restated Receivables Purchase Agreement dated as of April 15, 2009 by and among Ferrellgas Receivables, LLC, Ferrellgas, L.P., as Servicer, Falcon Asset Securitization Company LLC, Fifth Third Bank, individually and as a Co-Agent, JPMorgan Chase Bank, N.A., as a Co-Agent and as Agent, and the Financial Institutions party thereto (as amended, modified or restated from time to time, the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

B.            Assignor is a Conduit party to the Purchase Agreement, and Assignee wishes to become a Conduit thereunder; and

C.            Assignor is selling and assigning to Assignee all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1.             The sale, transfer and assignment effected by this Assignment Agreement shall become effective on May 20, 2009 (the “Effective Date”).  From and after the Effective Date, Assignee shall be a Purchaser party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee will be bound by all of the terms and provisions contained therein,.

2.             At or before 12:00 noon (Chicago time) on the Effective Date, Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i)  $                                   (such amount, being hereinafter referred to as the “Assignee’s Capital”); and (ii) any other costs and expenses agreed between Assignor and Assignee (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, all of Assignor’s Purchaser Interests and all related rights and obligations under the Purchase Agreement and the Transaction Documents.

3.             From and after the Effective Date, for so long as the Trust remains a party to the Purchase Agreement, the Purchase Agreement is amended as follows:

(a)           All references in the Purchase Agreement to “Falcon Asset Securitization Company LLC,” “Falcon”, the “Falcon Group” and the “Falcon Group Agent” shall be deemed to be references to “JS Siloed Trust,” the “Trust,” the “JS Group” and “JS Group Agent,” respectively.

(b)           All references in the Purchase Agreement to “Commercial Paper” shall be deemed to be references to commercial paper notes issued by Jupiter Securitization Company LLC (“Jupiter”), and all references to any “Conduit” in the definitions of “CP Costs” and “Pooled Commercial Paper” found in Exhibit I to the Purchase Agreement shall be deemed to be references solely to Jupiter.

(c)           All references to “Conduit”  in Sections 10.3, 14.5(b)(iii) and 14.6 of the Purchase Agreement and in the definitions of “Accounting Based Consolidation Event,” “Affected Entity,” “Funding Agreement” and “Funding Source” found in Exhibit I to the Purchase Agreement shall be deemed to include both the Trust and Jupiter and not Falcon.

4.             Concurrently with the execution and delivery hereof, Assignor shall provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

5.             Each of Assignor and Assignee to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it shall execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6.             By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the JS Group Agent and the Financial Institutions as follows:  (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor or any Affiliate of the Seller or the performance or observance by the Seller, any Obligor or any Affiliate of the Seller of any of their respective obligations under the Receivables or the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee shall, independently and without reliance upon any Agent, any other Purchaser or any Seller Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent and the JS Group Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent and the JS Group Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it shall perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Purchaser.

7.             Each of Assignor and Assignee represents and warrants to and agrees with the Falcon Group Agent that it is aware of and shall comply with the provisions of the Purchase Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.

8.             THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.             Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Jupiter, it shall not institute against, or join any other Person in instituting against, Jupiter any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

FALCON ASSET SECURITIZATION COMPANY LLC,
AS ASSIGNOR

BY: JPMORGAN CHASE BANK, N.A., AS ATTORNEY-IN-FACT

By:	/s/ Laura Chittick
Name:	Laura Chittick
Title:	Vice President

JS SILOED TRUST, AS ASSIGNEE

BY: JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE TRUSTEE

By:	/s/ Laura Chittick
Name:	Laura Chittick
Title:	Vice President

Acknowledged and agreed as of the date first above written:

FERRELLGAS RECEIVABLES, LLC

By:	/s/ J. Ryan VanWinkle
Name:	J. Ryan VanWinkle
Title:	Senior Vice President and Chief Financial Officer

JUPITER SECURITIZATION COMPANY, LLC

BY: JPMORGAN CHASE BANK, N.A., AS ATTORNEY-IN-FACT

By:	/s/ Laura Chittick
Name:	Laura Chittick
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
Individually as a Financial Institution, as a Co-Agent and as Agent

By:	/s/ Laura Chittick
Name:	Laura Chittick
Title:	Vice President